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                                                                      EXHIBIT 21

                LIST OF REGISTRANT'S SUBSIDIARIES AND AFFILIATES

1. Advanced Component Systems LLC, a Michigan Limited Liability Company.

2. D&L Framing, LLC, a Nevada Limited Liability Company (50% owned).

3. D&R Framing Contractors, L.L.C., a Michigan Limited Liability Company (50% owned).

4. ECJW Holdings Ltd., a Canadian Corporation.

5. Euro-Pacific Building Materials, Inc., an Oregon Corporation.

6. Indianapolis Real Estate, L.L.C., a Michigan Limited Liability Company.

7. Norpac Construction, L.L.C., a Nevada Limited Liability Company (75% owned).

8. Pinelli Universal, S. de R.L. de C.V., a Mexican Corporation (50% owned).

9. Treating Services of Minnesota, LLC, a Michigan Limited Liability Company.

10. Tresstar, LLC, a Michigan Limited Liability Company.

11. UFP Framing LLC, a Michigan Limited Liability Company.

12. UFP Framing of Florida, LLC, a Michigan Limited Liability Company.

13. UFP Insurance Ltd., an exempted company organized under the laws of Bermuda.

14. UFP Real Estate, Inc., a Michigan Corporation.

15. UFP Transportation, Inc., a Michigan Corporation.

16. UFP Ventures, Inc., a Michigan Corporation.

17. UFP Ventures II, Inc., a Michigan Corporation.

18. Universal Forest Products Canada Limited Partnership.

19. Universal Forest Products Eastern Division, Inc., a Michigan Corporation.

20. Universal Forest Products Foundation, a Michigan Nonprofit Corporation.

21. Universal Forest Products Holding Company, Inc., a Michigan Corporation.

22. Universal Forest Products Mexico Holdings, S. de R.L. de C.V., a Mexican Corporation.

23. Universal Forest Products Nova Scotia ULC, a Canadian Corporation.

24. Universal Forest Products of Canada, Inc., a Canadian Corporation.

25. Universal Forest Products of Modesto L.L.C., a Michigan Limited Liability Company.

26. Universal Forest Products Reclamation Center, Inc., a Michigan Corporation.

27. Universal Forest Products RMS, LLC, a Michigan Limited Liability Company.

28. Universal Forest Products Shoffner LLC, a Michigan Limited Liability
    Company.

29. Universal Forest Products Texas Limited Partnership.

30. Universal Forest Products Western Division, Inc., a Michigan Corporation.

31. Universal Truss, Inc., a Michigan Corporation.

32. Western Building Professionals, LLC, a Michigan Limited Liability Company.

33. Western Building Professionals of California, Inc., a Michigan Corporation.

34. Western Building Professionals of California II Limited Partnership.